UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Simpson Manufacturing Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SIMPSON MANUFACTURING CO., INC.

4120 Dublin Blvd., Suite 400

Dublin, California 94568

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The annual meeting of stockholders of Simpson Manufacturing Co., Inc. (the “Company”), a Delaware corporation, will be held at 2:30 p.m., Pacific Daylight Time, on Friday, April 14, 2006, at the Company’s home office located at 4120 Dublin Blvd., Suite 400, Dublin, California, for the following purposes:

1.             To elect three directors to the Company’s Board of Directors, each to hold office for a three-year term and until his successor is elected and qualifies or until his earlier resignation or removal.

2.             To consider and act on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.             To transact such other business as may properly come before the meeting.

Only stockholders of record as of February 23, 2006, are entitled to notice of and will be entitled to vote at this meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Michael J. Herbert
Secretary

Dublin, California

March 16, 2006

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

SIMPSON MANUFACTURING CO., INC.

4120 Dublin Blvd., Suite 400

Dublin, California 94568

March 16, 2006

PROXY STATEMENT

Solicitation and Voting of Proxies

The accompanying proxy is solicited on behalf of the Board of Directors of Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held at the Company’s home office located at 4120 Dublin Blvd., Suite 400, Dublin, California, on Friday, April 14, 2006, at 2:30 p.m., Pacific Daylight Time, or any adjournment (the “Meeting”). Only holders of record of the Company’s Common Stock at the close of business on February 23, 2006, will be entitled to vote at the Meeting. At the close of business on that date, the Company had 48,380,532 shares of Common Stock outstanding and entitled to vote. A majority, or 24,190,267, of these shares, present in person or by proxy at the Meeting, will constitute a quorum for the transaction of business. This Proxy Statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2005, are being distributed to each stockholder on or about March 16, 2006.

Revocability of Proxy

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Meeting, by (1) delivering to the Secretary of the Company (by any means, including facsimile) a written notice stating that the proxy is revoked, (2) signing and so delivering a proxy bearing a later date or (3) attending the Meeting and voting in person (although attendance at the Meeting will not, by itself, revoke a proxy). If, however, a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares to be voted.

Expenses of Proxy Solicitation

The expenses of this solicitation of proxies will be paid by the Company. Following the original mailing of this Proxy Statement and other soliciting materials, the Company or its agents may also solicit proxies by mail, telephone or facsimile or in person.

Voting Rights

The holders of the Company’s Common Stock are entitled to one vote per share on any matter submitted to a vote of the stockholders, except that, subject to certain conditions, stockholders may cumulate their votes in the election of directors, and each stockholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder or may distribute such stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder will be entitled, however, to cumulate votes (that is, cast for any nominee a number of votes greater than the number of votes that the stockholder normally is entitled to cast) unless the nominees’ names have been placed in nomination prior to the voting and the stockholder gives notice at the Meeting prior to the voting of the stockholder’s intention to cumulate the stockholder’s votes. If any one stockholder gives such notice, all stockholders may cumulate their votes for nominees. In the election of directors, the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected. Votes against a nominee and votes withheld have no legal effect.

The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute. The Company knows of no specific matter to be brought before the Meeting that is not identified in the notice of the Meeting or this Proxy

Statement. If, however, proposals of stockholders that are not included in this Proxy Statement are presented at the Meeting, the proxies will be voted in the discretion of the proxy holders. Regulations of the Securities and Exchange Commission permit the proxies solicited by this Proxy Statement to confer discretionary authority with respect to matters of which the Company is not aware a reasonable time before the Meeting. Accordingly, the proxy holders may use their discretionary authority to vote with respect to any such matter pursuant to the proxies solicited hereby.

Directors will be elected at the Meeting by a plurality of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Approval of Proposal No. 2 will require the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Abstentions and broker nonvotes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes on any item to be voted on and are not counted in determining the number of shares voted on any item.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 23, 2006, unless otherwise indicated, with respect to the beneficial ownership of the Company’s Common Stock by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (2) each director and director nominee, (3) each person currently serving as an executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation” below), and (4) all current executive officers and directors of the Company as a group.

Name and, for Each 5%	Amount and Nature of	Percent
Beneficial Owner, Address	Beneficial Ownership (1)	of Class

Barclay Simpson (2)	10,682,990	22.1%
4120 Dublin Blvd., Suite 400
Dublin, CA 94568

Neuberger Berman, LLC (3)	3,855,272	8.0%
605 Third Avenue
New York, NY 10158

Royce & Associates, LLC (4)	4,242,260	8.8%
1414 Avenue of the Americas
New York, NY 10019

Lord, Abbett & Co. LLC (5)	2,605,323	5.4%
90 Hudson Street
Jersey City, NJ 07302

Thomas J Fitzmyers (6)	562,764	1.2%

Stephen B. Lamson (7)	177,824	*

Stephen P. Eberhard (8)	131,954	*

Michael J. Herbert (9)	138,500	*

Jennifer A. Chatman (10)	5,000	*

Earl F. Cheit (11)	11,000	*

Peter N. Louras, Jr. (12)	16,000	*

Robin G. MacGillivray (10)	5,000	*

Barry Lawson Williams (13)	9,000	*

All current executive officers and directors as a group (14)	11,740,032	24.1%

*      Less than 0.5%

(1)                                  The information in this table is based on information supplied by officers and directors, and, with respect to principal stockholders, statements on Schedule 13D or 13G filed with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named in the table had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)                                  Includes 2,750 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(3)                                  Neuberger Berman, LLC (“Neuberger”) is a registered investment advisor. In its capacity as investment advisor, Neuberger may have discretionary authority to dispose of or to vote shares that are under its management. As a result, Neuberger may be deemed to have beneficial ownership of such shares. Neuberger does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. Neuberger Berman Inc. owns 100% of Neuberger and Neuberger Berman Management, Inc. As of December 31, 2005, Neuberger had shared dispositive power with respect to 3,855,272 shares, sole voting power with respect to 37,000 shares and shared voting power with respect to 3,104,800 shares. Neuberger does not have sole dispositive power with respect to any shares. With regard to the shared voting power, Neuberger and Neuberger Berman Management, Inc. are deemed to be beneficial owners for purpose of section 13(d) of the Securities and Exchange Act of 1934, as amended, since they both have shared power to make decisions whether to retain or dispose of the securities. Neuberger and Neuberger Berman Management, Inc. serve as sub-advisers and investment managers, respectively, of Neuberger Berman’s various Mutual Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The above-mentioned shares are also included with the shared power to dispose calculation.

(4)                                  Royce & Associates, LLC (“RA”) beneficially owned an aggregate of 4,242,260 shares as of December 31, 2005. RA had sole power to vote or direct the vote and to dispose or direct the disposition of these shares.

(5)                                  Lord, Abbett & Co. LLC (“LA”) beneficially owned an aggregate of 2,605,323 shares as of December 31, 2005. LA had sole power to vote or direct the vote and to dispose or direct the disposition of these shares.

(6)                                  Includes 42,750 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(7)                                  Includes 16,500 shares subject to options granted under the 1994 Stock Option Plan that are exercisable within 60 days.

(8)                                  Includes 22,500 shares subject to options granted under the Company’s 1994 Stock Option Plan that are exercisable within 60 days.

(9)                                  Includes 138,500 shares subject to options granted under the Company’s 1994 Stock Option Plan that are exercisable within 60 days.

(10)                            Includes 5,000 shares subject to options granted under the Company’s 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(11)                            Includes 9,000 shares subject to options granted under the Company’s 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(12)                            Includes 15,000 shares subject to options granted under the Company’s 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(13)                            Includes 9,000 shares subject to options granted under the Company’s 1995 Independent Director Stock Option Plan that are exercisable within 60 days.

(14)                            Includes 266,000 shares subject to options exercisable within 60 days, including the options described in the above notes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Barclay Simpson, Jennifer A. Chatman and Robin G. MacGillivray, whose terms as directors expire in 2006, have been nominated for re-election at the Meeting. The names of the Company’s directors, and certain information about them, are set forth below. It is intended that shares represented by proxies in the accompanying form will be voted for Mr. Simpson, Ms. Chatman and Ms. MacGillivray. Although the Board of Directors does not know whether any nominations will be made at the Meeting other than the nomination of Mr. Simpson, Ms. Chatman and Ms. MacGillivray, if any nomination is made at the Meeting, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominees is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any of the nominees of the Board of Directors in such order as they may determine.

Director

Name	Age	Since	Position

Barclay Simpson (4)	84	1956	Chairman of the Board and Director
			(term expiring in 2006)

Thomas J Fitzmyers	65	1978	President and Chief Executive Officer
			and Director (term expiring in 2008)

Stephen B. Lamson	53	1990	President and Chief Operating Officer of
			Simpson Strong-Tie Company Inc.,
			and Vice President and Director
			(term expiring in 2007)

Jennifer A. Chatman (1) (2) (4)	46	2004	Director (term expiring in 2006)

Earl F. Cheit (2) (3) (4)	79	1994	Director (term expiring in 2008)

Peter N. Louras, Jr. (1) (2) (3) (4)	56	1999	Director (term expiring in 2007)

Robin G. MacGillivray (2) (3) (4)	50	2004	Director (term expiring in 2006)

Barry Lawson Williams (1) (3) (4)	61	1994	Director (term expiring in 2008)

(1)          Member of the Compensation Committee

(2)          Member of the Audit Committee

(3)          Member of the Governance and Nominating Committee

(4)          Member of the Growth Committee

Executive Officers

Barclay Simpson, Thomas J Fitzmyers and Stephen B. Lamson are executive officers and directors of the Company and subsidiaries of the Company. Michael J. Herbert, age 47, the Chief Financial Officer, Treasurer and Secretary of the Company and of subsidiaries of the Company, and Stephen P. Eberhard, age 52, a director and the Chief Executive Officer of the Company’s subsidiary, Simpson Dura-Vent Company, Inc. (“Simpson Dura-Vent” or “SDV”), are also regarded as executive officers of the Company, because, by virtue of their roles in management, they perform policy-making functions for the Company.

Biographical Information

Barclay Simpson has been the Chairman of the Board of Directors of the Company since 1994. He has been with the Company since its inception in 1956. Mr. Simpson also is a member of the Boards of Directors of Calender Robinson Insurance, the University Art Museum of the University of California, Berkeley, and the California College of the Arts and is active in other charitable and educational institutions.

Thomas J Fitzmyers has served as President and a director of the Company since 1978, as the Chief Executive Officer and a director of Simpson Strong-Tie Company Inc. (“Simpson Strong-Tie” or “SST”) since 1983 and as a director of Simpson Dura-Vent since 1982. He was appointed as the Company’s Chief Executive Officer in 1994. Mr. Fitzmyers was employed by Union Bank from 1971 to 1978. He was a Regional Vice President when he left Union Bank to join the Company in 1978.

Stephen B. Lamson has served as the President and Chief Operating Officer of Simpson Strong-Tie since 2000 and served as its Secretary from 1992 to 2000. He served as the Company’s, SST’s and SDV’s Chief Financial Officer and Treasurer from 1989 to 2000 and as the Company’s and SDV’s Secretary from 1989 to 2000. Mr. Lamson has served as the Vice President of the Company since 2000. Mr. Lamson has served as a director of the Company since 1990, as a director of SST since 1992 and as a director of SDV since 1989. From 1980 to 1989, Mr. Lamson was with Coopers & Lybrand. He was an audit manager when he left that firm to join the Company in 1989.

Jennifer A. Chatman is the Paul J. Cortese Distinguished Professor of Management, Haas School of Business, University of California, Berkeley. Prior to joining the faculty at Berkeley in 1993, she was a professor at the Kellogg Graduate School of Management, Northwestern University. She received her Ph.D. from University of California, Berkeley in 1988. She is an Advisory Board Member of BrassRing, Unicru, University of California, Berkeley’s Center for Peace and Well-being, and Ashesi University in Ghana, Africa. In addition to her research and teaching at University of California, Berkeley, she consults with a wide range of organizations and teaches in executive development programs at the Haas School of Business, Stanford University and Columbia University.

Earl F. Cheit is Dean and Edgar F. Kaiser Professor Emeritus, Haas School of Business, University of California, Berkeley. He was, until 2001, Chairman of the Board of YCI, a consumer products company, and Senior Advisor, Asia Pacific Economic Affairs, The Asia Foundation. He is a member of the Audit Committee of the Evelyn and Walter Haas, Jr. Fund, a Trustee of Mills College, a Trustee of the University of California, Berkeley, Foundation and founding Chairman of Cal Performances, the performing arts presenter and commissioner at UC Berkeley.

Peter N. Louras, Jr. is a retired corporate executive. He served as Interim President at John F. Kennedy University in Pleasant Hill, California, from October 2003 to May 2004. He previously served as the Vice President for Strategic Planning and has served on the University’s Board of regents since 1994. He joined The Clorox Company in 1980 and was Group Vice President from May 1992 until his retirement in July 2000. In this position, he served on Clorox’s Executive Committee with overall responsibility for the company’s international business activities and business development function, which handles all acquisitions and divestitures. Before joining Clorox, Mr. Louras, a certified public accountant, worked at Price Waterhouse in San Francisco. Mr. Louras is a member of the American Institute of CPAs and the Pennsylvania Institute of CPAs. He is currently a member of the Board of Directors of Dealer Fusion, a privately owned company, and serves on the boards of various not-for-profit organizations.

Robin G. MacGillivray became president of what was then SBC West Business Communications Services (now AT&T West) in July 2003 and is responsible for business market sales and customer service in California and Nevada. She previously served as Senior Vice President – Strategic Process Improvement, where she oversaw the company’s call center transformation, DSL improvement, and sales and marketing process standardization efforts. Ms. MacGillivray joined SBC in 1979 after receiving her bachelor’s degree in journalism from the School of Journalism and her master’s in telecommunications management from the Annenberg School of Communications, both at the University of Southern California. She completed the Stanford Executive Program at Stanford University in 1997. She has worked in numerous SBC company organizations and functions, including Engineering, Operations, Finance, Human Resources, Marketing, Customer Service and Sales.

Barry Lawson Williams has been President of Williams Pacific Ventures Inc., a venture capital and real estate consulting firm, since 1987. He is a director of PG&E Corporation, CH2M HILL Companies, Ltd., SLM Corp., Northwestern Mutual Life Insurance Co. and R.H. Donnelly & Co. Mr. Williams was also a General Partner of WDG Ventures Inc., a California limited partnership, until 2002. He was interim President and Chief Executive Officer of the American Management Association International during 2000 and 2001.

Michael J. Herbert has served as the Company’s and its subsidiaries’ Chief Financial Officer, Treasurer and Secretary since 2000. From 1988 to 2000 he held various financial management positions, with his last position as Director of Finance, with Sun Microsystems, Inc.

Stephen P. Eberhard has served as the President of Simpson Dura-Vent since November 2003 and Chief Executive Officer and a director of Simpson Dura-Vent since January 2004. Prior to that, he served as the Company’s Vice President of Information Systems from 1994 to 2003. From 1983 to 1994 he served in various capacities with the Company and its subsidiaries, including cost accountant, controller, purchasing manager, and Director of Information Systems. From 1977 to 1982, Mr. Eberhard was general manager of a family owned retail industrial equipment dealership. Mr. Eberhard was an auditor with Price Waterhouse and Co. from 1975 to 1977.

Independence

The New York Stock Exchange (“NYSE”) corporate governance rules require that the Board of Directors of a listed company consist of a majority of independent directors. A majority of the Company’s Board of Directors comprises independent directors.

Pursuant to the NYSE corporate governance rules, the Board of Directors has adopted categorical independence standards to provide assistance in the determination of director independence. The categorical standards are set forth below and provide that a director will not qualify as an independent director if:

(i)                        The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

(ii)                     The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)                  (A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

(iv)                 The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)                    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

For purposes of the categorical standards, immediate family member includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

The Board of Directors has affirmatively determined, assisted by the categorical independence standards set forth above, that none of the directors, other than Messrs. Simpson, Fitzmyers and Lamson, has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its determination, the Board of Directors considered all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and considered the issue not merely from the standpoint of a director, but also from that of persons or organizations with which a director has an affiliation.

Applying the categorical independence standards, the Board of Directors has determined that each of Messrs. Cheit, Louras and Williams, Ms. Chatman and Ms. MacGillivray is independent as required by the NYSE corporate governance rules.

Attendance at Meetings

The Board of Directors held nine meetings and its committees held a total of twenty meetings in 2005 (including eleven meetings of the Audit Committee, five meetings of the Compensation Committee and four meetings of the Governance and Nominating Committee). Each director attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which he or she served in 2005.

All of the Company’s directors attended the Annual Meeting of Stockholders in 2005, although the Company does not have a policy that requires its directors to attend the Annual Meeting of Stockholders.

Meetings of non-management Directors

The Company’s non-management directors meet at regularly scheduled executive sessions without management. The non-management directors elect a director to preside over each such meeting to allow each of them an opportunity to preside.

Communications with the Board of Directors

Stockholders and interested parities are encouraged to communicate any concerns or suggestions directly to the non-management members of the Board of Directors of the Company, by writing to:

Board of Directors

Simpson Manufacturing Co., Inc.

P.O. Box 1394

Alamo, CA 94507-7394

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF BARCLAY SIMPSON, JENNIFER A. CHATMAN AND ROBIN G. MacGILLIVRAY, THE THREE NOMINEES FOR DIRECTOR AT THIS MEETING.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected PricewaterhouseCoopers LLP as its principal independent registered public accounting firm to audit the Company’s internal controls over financial reporting and financial statements for 2006, and the stockholders will be asked to ratify such selection. PricewaterhouseCoopers LLP has audited the Company’s financial statements since prior to the Company’s initial public offering in 1994. A representative from PricewaterhouseCoopers LLP will be present at the Meeting, will be given an opportunity to make a statement at the Meeting if he or she desires to do so, and will be available to respond to appropriate questions.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below provides information relating to compensation for the years ended December 31, 2005, 2004 and 2003, for the Chief Executive Officer and the other most highly compensated executive officers of the Company, including the President and Chief Operating Officer of SST and the Chief Executive Officer of SDV (collectively, the “Named Executive Officers”). The amounts shown include compensation for services in all capacities that were provided to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
						Awards		Payouts
		Annual Compensation					Securities
				Other		Restricted	Underlying
Name and				Annual		Stock	Options/	LTIP	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation($)		Awards($)	SARs(#)(2)	Payouts($)	Compensation($)(3)

Thomas J Fitzmyers,	2005	307,521	2,392,454	22,382	(1)	—	9,000	—	31,500
President and Chief	2004	298,564	2,441,560	28,519	(1)	—	9,000	—	30,750
Executive Officer of	2003	289,868	1,916,312	34,717	(1)	—	18,000	—	30,000
the Company

Barclay Simpson,	2005	150,000	1,340,134	—		—	1,000	—	22,500
Chairman of the Board	2004	150,000	1,367,642	—		—	1,000	—	22,500
of the Company	2003	150,000	1,073,423	—		—	2,000	—	22,500

Stephen B. Lamson,	2005	202,592	1,425,254	—		—	6,000	—	30,389
President and Chief	2004	196,691	1,375,928	—		—	6,000	—	29,504
Operating Officer	2003	190,962	1,072,987	—		—	12,000	—	28,644
of SST and Vice
President of the Company

Michael J. Herbert	2005	179,688	532,053	—		—	4,000	—	26,953
Chief Financial Officer	2004	174,454	538,610	—		—	4,000	—	26,168
and Secretary of the	2003	169,373	405,411	—		—	110,000	—	25,406
Company

Stephen P. Eberhard,	2005	180,250	194,390	14,229	(5)	—	—	—	27,038
President and Chief	2004	175,000	275,374	13,815	(5)	—	16,000	—	26,250
Executive Officer	2003	125,702	344,360	2,302	(5)	—	10,000	—	18,855
of SDV (4)

(1)          Represents compensation related to the hire of an airplane. See “Compensation Committee Interlocks and Insider Participation – Hire of Airplane” on page 13.

(2)          Shares subject to outstanding stock options, which have exercise prices ranging from $25.43 to $44.79 per share. Includes the effects of the 2-for-1 stock split in November 2004.

(3)          Represents contributions to the Company’s profit sharing plan trusts for the accounts of the Named Executive Officers.

(4)          Mr. Eberhard’s salary was adjusted from $115,842 to $175,000, on an annual basis, on his promotion to President of SDV on November 1, 2003.

(5)          Represents an allowance for an automobile for Company and personal use.

Employee Stock Options

The tables below provide information regarding commitments to grant options to purchase shares of Common Stock granted to the Named Executive Officers for the year ended December 31, 2005, under the Company’s 1994 Stock Option Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Number of	% of Total			Potential Realizable Value
	Securities	Options/SARs	Exercise		at Assumed Annual Rates
	Underlying	Granted to	or Base	Expir-	of Stock Price Appreciation
	Options/SARs	Employees in	Price	ation	for Option Term
Name	Granted (#)	Fiscal Year	($/share)(1)	Date(2)	0%($)	5%($)	10%($)

Thomas J Fitzmyers	9,000	1.8%	40.72	1/25/13	—	149,194	347,686

Barclay Simpson	1,000	0.2%	44.79	1/25/11	—	7,178	20,788

Stephen B. Lamson	6,000	1.2%	40.72	1/25/13	—	99,463	231,791

Michael J. Herbert	4,000	0.8%	40.72	1/25/13	—	66,309	154,527

(1)          The exercise price of each of these options is based on the closing market price of the Company’s Common Stock on January 26, 2006.

(2)          The date of grant is determined by the Committee. Each option has a term of seven years from the date of grant except for Barclay Simpson’s, which has a term of five years from the date of grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND

DECEMBER 31, 2005, OPTION/SAR VALUES

Number of
			Securities	Value of
			Underlying	Unexercised
			Unexercised	In-the-Money
			Options/SARs	Options/SARs
	Shares		at December 31,	at December 31,
	Acquired on	Value	2005, (#) Exercisable/	2005, ($) Exercisable/
Name	Exercise (#)	Realized ($)(1)	Unexercisable	Unexercisable

Thomas J Fitzmyers	18,000	486,990	42,750/29,250	827,618/197,618
Barclay Simpson	—	—	2,750/3,250	35,760/17,505
Stephen B. Lamson	—	—	16,500/19,500	246,795/131,745
Michael J. Herbert	—	—	138,500/95,000	2,243,800/1,212,260
Stephen P. Eberhard	5,000	160,303	22,500/19,500	362,125/121,750

(1)          The value realized for option exercises is the aggregate fair market value of the Company’s Common Stock on the date of exercise less the exercise price times the number of shares acquired on exercise.

Employee Stock Bonus Plan

The Company maintains the 1994 Employee Stock Bonus Plan (the “Bonus Plan”) whereby it awards employees, who do not otherwise participate in one of the Company’s stock option plans, shares based on years of service. The amount of shares awarded, as well as the period of service, are considered by the Compensation Committee of the Board of Directors, at its discretion. These employees are also awarded cash bonuses to compensate for their income taxes payable as a result of the stock bonuses. For the past years, the shares were issued in the year following the year in which the employee reached his or her tenth anniversary.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors of the Company comprises Barry Lawson Williams, Chairman, Jennifer A. Chatman, and Peter N. Louras, Jr., all independent directors of the Company. Mr. Williams, Ms. Chatman and Mr. Louras have no relationships with the Company or any of its subsidiaries other than as members of the Company’s Board of Directors and certain committees of the Company’s Board of Directors. Certain transactions to which Barclay Simpson, his affiliates and members of his family and other current and former affiliates and employees of the Company have been parties are described below.

Real Estate Transactions

The Company, directly and through its subsidiaries, leases or previously leased certain of its facilities from general partnerships (the “Partnerships”) wholly or partly comprising current or former directors, officers, employees and stockholders of the Company and its subsidiaries. The Partnerships, their partners, the percentage interests of such partners in the Partnerships and the properties that the Partnerships lease, or previously leased and sold, to the Company or a subsidiary, are as follows:

Partnership	Partners (percentage interests)	Property Location

Doolittle Investors	Barclay and Sharon Simpson (25.51%), Simpson Investment	San Leandro,
	Company (“SIC”) (25.51%), Everett H. Johnston Family	California
Trust (23.13%), Judy F. Oliphant, Successor Trustee of
the Oliphant Family Revocable Trust Agreement Dated
January 27, 1993 (Survivors Trust) (“Oliphant Trust”)
(20.61%), and Thomas J Fitzmyers (5.24%)

Columbus-Westbelt	Barclay and Sharon Simpson (24.32%), Julie Marie Simpson	Columbus, Ohio
Investment Co.	(11.01%), Elizabeth Simpson Murray (11.01%) and Amy
Simpson (11.01%), Everett H. Johnston Family Trust (5.54%),
Oliphant Trust (5.54%), Tyrell T. Gilb Marital Trust (5.54%),
Doyle E. Norman (5.54%), Robert J. Phelan (5.54%),
Richard C. Perkins Trust (5.48%), Stephen P. Eberhard (5.05%),
Stephen B. Lamson (3.32%) and Thomas J Fitzmyers (1.10%)

Vacaville Investors	Everett H. Johnston Family Trust (49.90%), SIC (27.50%),	Vacaville,
	Oliphant Trust (12.47%), Barclay and Sharon Simpson	California
(4.57%), Richard C. Perkins Trust (4.43%) and Thomas
J Fitzmyers (1.13%)

Vicksburg Investors	Everett H. Johnston Family Trust (41.17%), Barclay and	Vicksburg,
	Sharon Simpson (33.92%), Oliphant Trust (12.61%),	Mississippi
Richard C. Perkins Trust (6.28%) and Thomas J
Fitzmyers (6.02%)

Barclay Simpson is the managing partner of SIC, a general partnership of Mr. Simpson and his seven adult children. Everett H. Johnston, formerly a director and executive officer of the Company (now retired), is the managing partner of each Partnership. Stephen P. Eberhard, is an officer of SDV. Robert J. Phelan, Richard C. Perkins and Doyle E. Norman (all now retired) and Tyrell T. Gilb (deceased) formerly were employees of the Company, as was Judy F. Oliphant’s late husband, Hugh Oliphant. Sharon Simpson is Barclay Simpson’s wife.

Aggregate lease payments by the Company and its subsidiaries to the Partnerships in 2005, 2004 and 2003 were as follows:

	Lease Payments
Partnership	2005	2004	2003

Doolittle Investors (1)	367,992	367,992	367,992
Columbus Westbelt Investment Co. (2)	156,582	626,328	626,328
Vacaville Investors (3)	482,668	478,392	454,874
Vicksburg Investors (4)	—	—	64,226

(1)          In December 2005, the Company entered into an agreement to purchase this property for $5.0 million. The transaction closed in March 2006.

(2)          In May 2005, the Company completed the purchase of this property for $4.1 million.

(3)          In July 2005, the Company entered into an agreement to purchase this property for $5.7 million. The transaction is expected to close in January 2008. The existing lease expires in November 2007 and will be extended on a per diem basis until the closing date.

(4)          This building was sold by the Partnership to an unrelated party in February 2003. The lease expired in November 2003.

The purchase of each of the properties was unanimously approved by the directors of the Company who are not employees or officers of the Company

The Company does not intend in the future to lease from any of the Partnerships or any other entities controlled by any of its directors, officers or employees any facilities that are not on or adjacent to the property subject to the existing leases. As of December 31, 2005, Doolittle Investors and Vacaville Investors were consolidated in the Company’s financial statements as variable interest entities.

In January 2005, Michael Petrovic was appointed as an officer of Simpson Strong-Tie Canada, Limited (“SSTC”), a wholly-owned subsidiary of Simpson Strong-Tie. Mr. Petrovic was an owner of MGA Construction Hardware & Steel Fabricating Limited and MGA Connectors Limited, which SSTC acquired in 2003, and is a co-lessor of the property that SSTC leases in Maple Ridge, British Columbia. SSTC estimates that it will pay approximately $160,000 per year to lease the property from Mr. Petrovic and his associates. The lease expires in 2007.

Hire of Airplane

In 2003, the Company’s Chief Executive Officer leased an airplane that is managed by a charter company unrelated to the Company. The Company pays the charter company standard hourly rates when this airplane is hired for use by its Chief Executive Officer in travel between his home and Company offices or by him and other Company employees in travel on Company business. As lessee of the airplane, the Company’s Chief Executive Officer is also responsible for its maintenance and he receives a portion of each payment to the charter company for its use, whether by the Company or others. The total cost to the Company, including the Company’s Chief Executive Officer’s compensation, was approximately $260,000 in 2005. The independent members of the Board of Directors unanimously approved this arrangement. The Company computes the compensation cost of the use of airplanes using the Standard Industrial Fare Level (“SIFL”) tables prescribed under applicable Internal Revenue Service regulations.

Other Related Party Transactions

In February 2005, the Company paid $50,000 to the California College of the Arts (“CCA”) to sponsor the development of a unique interdisciplinary course. The Company’s Chairman, Barclay Simpson, is the Vice Chairman of CCA’s Board of Trustees. The independent members of the Board of Directors approved the sponsorship of this course.

Executive Officer Cash Profit Sharing Plan

In 2003, the Company’s stockholders approved the Executive Officer Cash Profit Sharing Plan, which is designed to qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder (the “Code”), and provides compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company (“Covered Employees”). The Company’s cash profit sharing bonus plan (see below) has been a part of the Covered Employees’ compensation package for over 25 years. Covered Employees no longer participate in the Company’s cash profit sharing bonus plan. The Executive Officer Cash Profit Sharing Plan provides bonuses to the Covered Employees on the same terms as have been available under the existing cash profit sharing bonus plan, but enables the Company to deduct fully, for federal income tax purposes, bonuses paid to Covered Employees under the Plan. No award earned during the four quarters of the calendar year in excess of $2,500,000 will be paid, however, to any Covered Employee under the Executive Officer Cash Profit Sharing Plan in any year.

The Company’s Board of Directors has delegated the administration of the Executive Officer Cash Profit Sharing Plan to its Compensation Committee (the “Committee”), consisting of Barry Lawson Williams, Chairman, Jennifer A. Chatman, and Peter N. Louras, Jr. The members of the Committee are (a) “non-employee directors,” which means directors who satisfy the requirements established by the Securities and Exchange Commission for non-employee directors under Rule 16b-3, and (b) “outside directors,” which means directors who satisfy the requirements established under Code section 162(m). Members of the Committee are appointed by the Company’s Board of Directors for indefinite terms and may be removed by the Board of Directors at any time. The Committee has the sole discretion and authority to administer and interpret the Plan in accordance with Code section 162(m).

The Committee determines the amount of the award that each Covered Employee will be eligible to receive under the Plan each fiscal quarter. Awards will be based on a percentage of the amount by which net profits, as defined by the Compensation Committee of the Board of Directors, of the Company or a subsidiary of the Company for a fiscal quarter exceed a qualifying level of net profits for the Company or such subsidiary, respectively, for that fiscal quarter. Qualifying levels are based on the value of net operating assets of the Company or the subsidiary, multiplied by a rate of return on those assets. Individual percentages are based on job function. The Committee has discretion to reduce or eliminate any award under the Plan, but a reduction in an award to one Covered Employee does not affect the amount of the award to any other Covered Employee. The Committee may at any time amend the Plan, subject in some cases to the approval of the Company’s stockholders, or terminate the Plan. The amounts that were paid to the Covered Employees in 2005, 2004 and 2003 are shown in the Summary Compensation Table.

Cash Profit Sharing Bonus Plan

The Company maintains a cash profit sharing bonus plan for the benefit of employees of the Company and its subsidiaries. Beginning in 2003, this bonus plan was no longer available to officers who participate in the Executive Officer Cash Profit Sharing Plan. The Company may change, amend or terminate this bonus plan at any time. Under this bonus plan, as currently in effect, the Compensation Committee of the Board of Directors determines a “qualifying level” for the coming fiscal year for the Company, SDV and each qualifying branch of SST. The qualifying level is equal to the value of the net operating assets (as defined) of the Company, SDV or the respective branch of SST, multiplied by a rate of return on those assets. If profits exceed the qualifying level in any fiscal quarter, a portion of such excess profits is distributed to the eligible employees as cash bonuses. The percentage of excess profits distributed and the rates used to calculate the amounts to be distributed to participants are determined by the executive officers. The failure to earn a cash bonus in any given quarter does not affect the ability to earn a cash bonus in any other quarter. Amounts paid under this bonus plan aggregated $39.9 million, $36.1 million and $26.6 million in 2005, 2004 and 2003, respectively.

1994 Stock Option Plan

By affording selected employees and directors of and consultants to the Company and its subsidiaries the opportunity to own shares of Common Stock of the Company, the Simpson Manufacturing Co., Inc. 1994 Stock Option Plan (the “Option Plan”) is intended to enhance the ability of the Company and its subsidiaries to retain the services of persons who are now employees, directors or consultants, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. The Option Plan was adopted by the Company’s Board of Directors and approved by the Company’s stockholders prior to the Company’s initial public offering in 1994. It was amended in 1997, 2000 and 2002 with stockholder approval. No more than 16,000,000 shares of Common Stock may be sold (including shares already sold) pursuant to all options granted under the Option Plan. Common Stock sold on exercise of options granted under the Option Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise. Options to purchase 514,550 and 1,147,000 shares of Common Stock were granted pursuant to commitments made related to the preceding fiscal years under the Option Plan in 2004 and 2003, respectively, and options to purchase 488,550 shares of Common Stock, out of a possible 583,550 shares, were committed to be granted in 2005. Options granted under the Option Plan to Named Executive Officers in 2005 and 2004, and those committed to be granted in 2006 are shown in the Summary Compensation Table. In January 2005, the Company’s Board of Directors resolved to accelerate the vesting of all outstanding options under the Option Plan on a change of control of the Company.

Profit Sharing Plans

The Company’s subsidiaries maintain defined contribution profit sharing plans for their U.S. based salaried employees (the “Salaried Plan”) and for U.S. based nonunion hourly employees (the “Hourly Plan”). An employee is eligible for participation in a given year if he or she is an employee on the first and last days of that calendar year and completes at least 1,000 hours of service during that calendar year for the Salaried Plan or 750 hours of service during that calendar year for the Hourly Plan. As of December 31, 2005, there were 527 participants in the Salaried Plan and 710 participants in the Hourly Plan. Under the Salaried Plan and the Hourly Plan, the Board of Directors may authorize contributions to the plan trusts in their exclusive discretion. Contributions to the plan trusts by the Company’s subsidiaries are limited to the amount deductible for federal income tax purposes under Code section 404(a). Barclay Simpson and Michael J. Herbert, who are Named Executive Officers of the Company, are trustees of the plan trusts. Mr. Simpson and Mr. Herbert are also participants in the Salaried Plan. The amounts contributed by the Company for their accounts in 2005, 2004 and 2003 are shown in the Summary Compensation Table. Certain of the Company’s foreign subsidiaries maintain similar plans for their employees.

Compensation of Directors

The Company’s directors who do not receive compensation as officers or employees of the Company are each paid an annual retainer of $32,000 and a fee of $2,000 for attending in person each meeting of the Board of Directors and for attending in person each meeting of any committee held on a day when the Board of Directors does not meet. Each outside director is also paid $1,000 for each committee meeting he or she attends in person on the same day as a Board of Directors or other committee meeting and for each Board of Directors meeting attended by telephone conference. The Chair of the Audit Committee is paid an additional annual fee of $8,000, while the Chair of each of the Board’s Compensation and Governance and Nominating Committees is paid an additional annual fee of $4,000. Outside directors are also reimbursed for expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, outside directors are paid $3,000 per day plus expenses when they visit Company facilities to observe operations.

1995 Independent Director Stock Option Plan

The Simpson Manufacturing Co., Inc. 1995 Independent Director Stock Option Plan (the “Independent Director Plan”) was adopted by the Board of Directors and approved by the stockholders in 1995 and was amended by the Board of Directors in 1997, 2002 and 2004. The stockholders approved the 2002 amendment. No more than 320,000 shares of Common Stock may be sold (including shares already sold) pursuant to all options granted under the Independent Director Plan. Common Stock sold on exercise of options granted under the Independent Director Plan may be previously unissued shares or reacquired shares, bought on the market or otherwise. The purpose of the Independent Director Plan is to give independent directors of the Company an opportunity to own shares of Common Stock of the Company, to encourage independent directors in their efforts on behalf of the Company and to secure their continued service to the Company. Options to purchase 5,000, 14,000 and 6,000 shares of Common Stock were committed to be granted under the Independent Director Plan in 2005, 2004 and 2003, respectively.

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors (the “Audit Committee”) is responsible for financial and accounting oversight. Its policies and practices are described as follows:

Composition. The Audit Committee is composed of four independent directors, as defined by the NYSE rules, and operates under a written charter adopted by the Board of Directors and available on the Company’s website at:  http://www.simpsonmfg.com/financials/audit.html. Printed copies will be provided to stockholders on request. The members of the Audit Committee are Peter N. Louras, Jr., Chairman, Jennifer A. Chatman, Earl F. Cheit and Robin G. MacGillivray. The Board has determined that each of the four members of the Audit Committee meets the definitions and standards for independence and is financially literate, and one of the Audit Committee members, Peter N. Louras, Jr., has financial management expertise as required by the NYSE’s rules and meets the Securities and Exchange Commission’s definition of an “audit committee financial expert.”

Responsibilities. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the accounting firm engaged as the Company’s independent registered public accounting firm. Management is responsible for the Company’s internal controls and financial reporting process. Subject to the Audit Committee’s oversight, the independent registered public accounting firm is responsible for performing an independent audit of the Company’s internal controls over financial reporting and for performing an independent audit of its consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

Review with Management and the Independent Registered Public Accounting Firm. The Audit Committee met eleven times in 2005 and has held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Company’s independent registered public accounting firm also provided the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, that firm’s independence. On that basis, the Audit Committee believes that PricewaterhouseCoopers LLP is independent.

Summary. Based on the Audit Committee’s discussions with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management, and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. The Audit Committee believes that it has satisfied its responsibilities under its charter.

Audit Committee
Peter N. Louras, Jr., Chairman
Jennifer A. Chatman
Earl F. Cheit
Robin G. MacGillivray

Audit and Related Fees

Audit Fees. For professional services for the audit of the Company’s annual consolidated financial statements included in the Company’s Forms 10-K, attestation of the Company’s compliance with section 404 of the Sarbanes-Oxley Act of 2002 and the review of the consolidated condensed financial statements included in the Company’s Forms 10-Q, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $1,713,000 and $1,058,000 for 2005 and 2004, respectively, approximately 69% and 68% of the total fees paid to PricewaterhouseCoopers LLP for those years.

Audit-Related Fees. For professional advisory services related to the attestation of Company’s compliance with section 404 of the Sarbanes-Oxley Act of 2002 and the audit of the Company’s two domestic profit sharing plans, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $24,000 and $60,000 for 2005 and 2004, respectively, approximately 1% and 4% of the total fees paid to PricewaterhouseCoopers LLP for those years.

Tax Fees. For professional services for tax compliance associated with the Company’s annual tax returns, and for tax advisory and planning services, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $760,000 and $362,000 for 2005 and 2004, respectively, approximately 30% and 23% of the total fees paid to PricewaterhouseCoopers LLP for those years.

All Other Fees. For all other services, PricewaterhouseCoopers LLP billed the Company an aggregate of approximately $67,000 for 2004, approximately 4% of the total fees paid to PricewaterhouseCoopers LLP for that year. The services provided by PricewaterhouseCoopers LLP were primarily for work related to acquisitions and transfer pricing consulting.

The Audit Committee must pre-approve all fees paid to PricewaterhouseCoopers LLP before commencement of the services. All fees and services were pre-approved for the work performed by PricewaterhouseCoopers LLP in 2005 and 2004. The Audit Committee has determined that the fees for services rendered were compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Report of the Compensation Committee and Board of Directors on Executive Compensation

The Compensation Committee of the Board of Directors is responsible for the development and review of the Company’s compensation policy for all of the salaried employees, including compensation in the form of stock options. The Compensation Committee comprises three independent directors, as defined by the NYSE Rules, and operates under a written charter adopted by the Board of Directors that is available on the Company’s website at http://www.simpsonmfg.com/financials-/compensation.html. Printed copies will be provided to stockholders on request. The overall philosophy of the Company’s compensation program is to provide a high degree of incentive to employees by creating programs that reward achievement of specific profit goals. The Company believes that these incentive programs based on profit targets are best suited to align the interests of employees and stockholders. Historically, as a means of creating a sense of unity and cooperation among the employees, the Company has not had any special plans for the executive officers. In 2003, the stockholders approved the Executive Officer Cash Profit Sharing Plan, which was implemented for the Covered Employees to comply with Code section 162(m) to allow the Company to deduct compensation paid to such officers in excess of $1,000,000 per year. The Executive Officer Cash Profit Sharing Plan operates in all material respects in the same manner as the cash profit sharing bonus plan. The four elements of the Company’s compensation plan for most salaried employees and all officers are base salary, a profit sharing retirement plan, a cash profit sharing bonus plan and the Option Plan.

The Compensation Committee had the Company perform a salary survey in 2004 and utilized the services of a compensation consultant in 2005 to identify benchmarks against which to compare the compensation paid to the Chief Executive Officer. The Compensation Committee focuses it attention on the amounts paid to the Named Executive Officers for the executive officer cash profit sharing program and salary. Barclay Simpson did not receive an increase in salary in 2005. Thomas J Fitzmyers, Stephen B. Lamson, Stephen P. Eberhard and Michael J. Herbert received 3% salary increases in 2005.

All U.S. based salaried employees, including the Chief Executive Officer and other executive officers, participate in the profit sharing plan in proportion to their salaries, subject to limitations under applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. For 2005, the Company will contribute an amount equal to 15% of all U.S. based salaried employees’ base pay to the profit sharing plan, subject to the limitations of applicable law. In 2005, Thomas J Fitzmyers, President and Chief Executive Officer, was subject to a contribution limit under applicable law; the Company’s contribution to the profit sharing plan for his account was $31,500.

Most salaried employees, except those on commission programs, participate in one of the Company’s quarterly cash profit sharing bonus plans. Annually, the Compensation Committee establishes an acceptable range of participation in the profits in excess of the qualifying level to be distributed as cash bonuses for each profit center. The Compensation Committee also approves the specific percentages to be distributed to the Chief Executive Officer and other executive officers. The executive officers determine the specific percentages for distributions to all other participating employees. Historically, the percentage of profits in excess of the qualifying level distributed under these plans has not changed substantially from year to year. Employees with higher levels of responsibility typically receive higher proportions of the cash profit sharing for their profit center. In 2005, the Chief Executive Officer received most of his total compensation through cash profit sharing bonuses. Because the cash profit sharing bonus plan and the Executive Officer Cash Profit Sharing Plan are based on a return on net operating assets, and not subjectively determined, the Compensation Committee believes such plans provide substantial incentive to all participating employees, not only the Company’s officers.

The Compensation Committee believes a stock option plan is most effective if options are granted to all participants on an objective rather than subjective basis. Therefore, under the Option Plan, participants are granted options if Company-wide and profit center operating goals are met. The Compensation Committee establishes these goals at the beginning of the year. The Compensation Committee also believes that option plans with broad based participation are most effective. The Compensation Committee determines each year the employees who are eligible to participate in the Option Plan, based on job responsibilities and contributions made to the Company. At present, approximately one quarter of the Company’s salaried employees participate in the Option Plan. The Compensation Committee determines the number of options to be granted under the Option Plan. In determining the potential grants, the Compensation Committee considers previous stock and option awards, current options owned, job responsibilities and contributions to the Company. These same considerations apply to option grants to the Chief Executive Officer and other executive officers. Because of the responsibilities of the Chief Executive Officer and the other executive officers, their stock option grants are generally higher than those of other participants who also achieve their goals. Most of the operating goals were met in 2005 and, accordingly, options to purchase 488,550 shares of Common Stock, out of a possible 583,550 shares, were committed to be granted in 2005.

In 1995, the Company adopted the Independent Director Plan to give the outside members of the Board of Directors an opportunity to own shares of Common Stock of the Company. The Independent Director Plan is administered by the Board of Directors (as its manager and not as its trustee) and determines which persons are eligible to be granted options. The Board of Directors believes this kind of option plan is most effective if options are granted to outside directors on an objective basis. Therefore, the Board of Directors determines the number of shares subject to options that they believe will be an appropriate incentive to be granted when an outside director becomes a member of the Board of Directors and if Company-wide operating goals, established by the Compensation Committee at the beginning of the year, are met. These operating goals were met in 2005 and, accordingly, an option to purchase 1,000 shares was committed to be granted to each of the five outside directors.

Compensation Committee
Barry Lawson Williams, Chairman
Jennifer A. Chatman
Peter N. Louras, Jr.

Governance and Nominating Committee of the Board of Directors

The Company has a standing Governance and Nominating Committee. The Governance and Nominating Committee is responsible for nominating candidates to the Board of Directors. The charter for the Committee and the Company’s corporate governance guidelines are available on the Company’s website at: http://www.simpsonmfg.com/financials/governance.html. Printed copies will be provided to stockholders on request. The four members of the Committee, Earl F. Cheit, Chairman, Peter N. Louras, Jr., Robin G. MacGillivray and Barry Lawson Williams, are independent and meet all applicable independence requirements.

The Governance and Nominating Committee considers all candidates identified as potential directors, including those submitted by stockholders. Any stockholder of the Company can recommend a director candidate to the Committee by writing a letter to the Committee at:

Simpson Manufacturing Co., Inc.

Board of Directors Governance and Nominating Committee

4120 Dublin Blvd, Suite 400

Dublin, CA 94568

For the Committee to consider the candidate for the 2007 annual meeting, the Company must receive the letter not later than November 16, 2006. The letter should include a description of the attributes that the stockholder believes the candidate would bring to the Board of Directors and the candidate’s biography and contact information.

When evaluating a director candidate (whether or not recommended by a stockholder), the Committee, using for guidance the Company’s Governance Guidelines on Director Qualification and Key Director Responsibilities, considers the candidate’s education, business experience, financial expertise, industry experience, business acumen, interpersonal skills, vision, teamwork, integrity, strategic ability and customer focus.

The Committee will review and discuss potential candidates who are brought to its attention from sources internal or external to the Company. From the review and discussion, the Committee may narrow the list of potential candidates and interview the remaining candidates. The Committee will recommend for consideration by the full Board of Directors any candidate that the Committee considers to be suitable.

Company Stock Price Performance

The graph below compares the cumulative total stockholder return on the Company’s Common Stock from December 31, 2000, through December 31, 2005, with the cumulative total return on the S & P 500 Index and the Dow Jones Building Materials Index over the same period (assuming the investment of $100 in the Company’s Common Stock and in each of the indices on December 31, 2000, and reinvestment of all dividends).

SIMPSON MANUFACTURING CO., INC.

Comparison of Cumulative Total Return

December 31, 2000, to December 31, 2005

Historical returns are not necessarily indicative of future performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership of the Company’s Common Stock with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all section 16(a) reports that they file. Based solely on its review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company believes that all section 16(a) filing requirements were met in 2005.

Code of Ethics

The Company has adopted a code of business conduct and ethics that applies to its Chief Executive Officer and its Chief Financial Officer as well as all other employees of the Company and its subsidiaries. This code of ethics is posted on the Company’s website at: http://www.simpsonmfg.com/about/ethics.html. Printed copies will be provided to stockholders on request.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DISCLAIMER REGARDING INCORPORATION BY REFERENCE OF THE REPORTS OF THE AUDIT AND COMPENSATION COMMITTEES AND THE STOCK PRICE PERFORMANCE GRAPH

THE INFORMATION SHOWN IN THE SECTIONS ENTITLED “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS,” “REPORT OF THE COMPENSATION COMMITTEE AND BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION” AND “COMPANY STOCK PRICE PERFORMANCE” SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY INCORPORATES THIS INFORMATION BY SPECIFIC REFERENCE, AND SUCH INFORMATION SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the proxy statement and form of proxy relating to the Company’s 2007 Annual Meeting of Stockholders must be received by the Company a reasonable time before the Company’s solicitation is made, and in any event not later than November 16, 2006.

BY ORDER OF THE BOARD

Michael J. Herbert

Secretary

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE BY TELEPHONE OR THE INTERNET AS INSTRUCTED ON THE PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY CAN BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

SIMPSON MANUFACTURING CO., INC.

The undersigned hereby appoints Barclay Simpson and Thomas J Fitzmyers, and each of them, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote on behalf of the undersigned all shares of the common stock of Simpson Manufacturing Co., Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 14, 2006, at 4120 Dublin Blvd., Suite 400, Dublin, California, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such common stock, and the undersigned authorizes and instructs said proxies to vote as indicated on the reverse side hereof. The shares represented by this proxy will be voted as directed, or if directions are not indicated, will be voted for the election as directors of some or all of the persons listed on this proxy, in the manner described in the proxy statement. This proxy confers on the proxyholders the power of cumulative voting and the power to vote cumulatively for fewer than all of the nominees as described in such proxy statement.

SEE REVERSE		SEE REVERSE
SIDE	(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)	SIDE

Vote by Telephone	Vote by Internet

It’s fast, convenient, and immediate!	It’s fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone	immediately confirmed and posted.
1-800-652-VOTE (1-800-652-8683)

Follow these four easy steps:		Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number	2.	Go to the Website
	1-800-652-VOTE (1-800-652-8683)		http://www.computershare.com/expressvote

3.	Enter your 14-digit Voter Control Number	3.	Enter your 14-digit Voter Control Number
	located on you Proxy Card above your name.		located on you Proxy Card above your name.

4.	Follow the recorded instructions.	4.	Follow the instructions provided.

Your vote is important!	Your vote is important!
Call 1-800-652-VOTE anytime!	Go to http://www.computershare.com/expressvote anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

DETACH HERE

X	Please mark votes as in this example
The Board of Directors recommends a vote FOR all of the nominees in proposal 1, and a vote FOR proposal 2.

Unless otherwise specified, this proxy will be voted for all of the nominees listed below as directors and for proposal 2, and will be voted in the discretion of the proxies on such other matters as may properly come before the meeting or any adjournment thereof. Such other matters are not related.

FOR

AGAINST

ABSTAIN

1.	Election of Directors to serve for three-year terms		2.	Ratification of the selection of
	Nominees:	(01) Barclay Simpson		PricewaterhouseCoopers LLP
		(02) Jennifer A. Chatman and		as independent registered
		(03) Robin G. MacGillivray		public accounting firm

FOR	WITHHOLD
ALL	FROM ALL
NOMINEES	NOMINEES

(INSTRUCTION: To withhold authority to vote for
any individual nominee, write that nominee’s name
in the space provided above.)

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE
(Please sign exactly as name appears, at left, indicating
title or representative capacity, where applicable)

Signature:	Date:	Signature:	Date: